EXHIBIT 2

Beneficial Ownership Table

The Reporting Persons beneficially own (subject to the disclaimers of beneficial ownership set forth in Item 5 of this Amendment No. 2 to Schedule 13D) the number and percentages of the outstanding shares of Common Stock shown below.

Name	Shares with Sole Voting and Dispositive Power	Shares with Shared Voting and Dispositive Power	Total Number of Shares	Percentage of Class (1)
The Lawrence Weissberg Trust	None	431,021 of Class A Common Shares 245,114 of Class B Common Shares	431,021 of Class A Common Shares 245,114 of Class B Common Shares	43.0% of Class A Common Shares 78.8% of Class B Common Shares

Lawrence Weissberg	None	431,808 of Class A Common Shares(2) 245,114 of Class B Common Shares(3)	431,808 of Class A Common Shares(2) 245,114 of Class B Common Shares(3)	43.0% of Class A Common Shares(2) 78.8% of Class B Common Shares(3)

Frederick M. Weissberg	20,594 of Class A Common Shares(4)	6,111 of Class A Common Shares(5)	26,705 of Class A Common Shares(4)(5)	2.6% of Class A Common Shares(4)(5)

Marvin Weissberg	34,000 of Class A Common Shares	None(6)	34,000 of Class A Common Shares(6)	3.4% of Class A Common Shares(6)

William Weissberg	77 of Class A Common Shares 19 of Class B Common Shares	None(7)	77 of Class A Common Shares(7) 19 of Class B Common Shares(7)	0.01% of Class A Common Shares(7) 0.01% of Class B Common Shares(7

(1)	Based on 1,006,041 shares of Class A Common Stock and 311,009 shares of Class B Common Stock outstanding on October 31, 2003 plus the number of shares of Common Stock subject to outstanding stock options held by such persons that were exercisable on or within 60 days after January 27, 2004.

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(2)	Includes 431,021 shares of Class A Common Stock owned by The Lawrence Weissberg Trust, of which Lawrence Weissberg is the settlor, and 787 shares of Class A Common Stock which are held in trust for the benefit of the grandchildren of Lawrence Weissberg for which Lawrence Weissberg is co-trustee. Excludes 1,810 shares of Class A Common Stock which are owned by Lawrence Weissberg’s wife, of which Lawrence Weissberg disclaims beneficial ownership.
(3)	Includes 245,114 shares of Class B Common Stock owned by The Lawrence Weissberg Trust, of which Lawrence Weissberg is the settlor.
(4)	Includes 19,999 shares issuable upon exercise of stock options exercisable within 60 days of January 27, 2004.
(5)	Consists of (a) 5,324 shares of Class A Common Stock which are held in trust for the benefit of family members of Frederick M. Weissberg for which Frederick M. Weissberg is trustee and (b) 787 shares of Class A Common Stock which are held in trust for the benefit of the grandchildren of Lawrence Weissberg for which Frederick M. Weissberg is co-trustee.
(6)	Excludes 431,021 shares of Class A Common Shares and 245,114 shares of Class B Common Shares which are beneficially owned by The Lawrence Weissberg Trust.
(7)	Excludes 431,021 shares of Class A Common Shares and 245,114 shares of Class B Common Shares which are beneficially owned by The Lawrence Weissberg Trust.

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